Exhibit 23


              Consent of Independent Certified Public Accountants


      We hereby consent to the incorporation by reference to the Company's previously filed Registration Statement on Form S-8 of our report dated June 20, 1996, except for the second paragraph of Note 4, which is as of July 26, 1996, relating to the consolidated financial statements of Boston Restaurant Associates, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended April 28, 1996.


                                                BDO Seidman, LLP


Boston, Massachusetts
August 9, 1996